Exhibit 10.1


                              MANAGEMENT AGREEMENT


         THIS MANAGEMENT AGREEMENT (the "Agreement") is entered into as of July 3, 1997 and shall be effective as of April 1, 1997 (the Effective Date") by and among COLONIAL DOWNS, L.P., a Virginia limited partnership ("Colonial Downs"), STANSLEY RACING CORP., a Virginia corporation ("Stansley Racing"), and VIRGINIA CONCESSIONS, L.L.C., a Virginia limited liability company ("Virginia Concessions").

                                    RECITALS

         WHEREAS, Colonial Downs holds a license from the Virginia Racing Commission (the "Commission") to own a pari-mutuel horse racing facility in New Kent County, Virginia (the "Racetrack");

         WHEREAS, Stansley Racing holds a license from the Commission to operate the Racetrack;

         WHEREAS, Colonial Downs and Stansley Racing each hold a license to own and operate, respectively, satellite pari-mutuel wagering facilities (each an "SWF") in Richmond, Chesapeake, Hampton, and Brunswick, Virginia;

         WHEREAS, Colonial Downs, Stansley Racing, and Virginia Concessions are parties to that certain Amended and Restated Food and Beverage Concessions Agreement, dated March 3, 1997 (the "Concessions Agreement"), in which Colonial Downs granted Virginia Concessions a license, subject to the terms and conditions of the Concessions Agreement, to manage and operate food and beverage concessions at the Racetrack and certain of the SWFs;

         WHEREAS, it is the mutual desire of both parties that Colonial Downs assume all responsibility and control over the day-to-day management and operation of the food and beverage concessions at the Racetrack and the SWFs in order to enhance the efficiency of such concessions; and

         WHEREAS, Colonial Downs, Stansley Racing, and Virginia Concessions wish to modify the parties' duties and obligations under the Concessions Agreement, pursuant to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the above premises and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby covenant and agree as follows:

                                    AGREEMENT

                                    SECTION 1
                           ENGAGEMENT OF MANAGER; TERM

         1.1 Engagement. Virginia Concessions hereby engages Colonial Downs, and Colonial Downs does hereby accept such engagement from Virginia Concessions, to operate and manage the food and beverage concessions at the Racetrack and the SWFs during the term of this Agreement in compliance with and subject to the provisions of this Agreement.

         1.2 Term. This Agreement shall be effective as if the Effective Date upon execution by the parties hereto, and shall continue thereafter in effect, unless terminated earlier pursuant to the provisions of this Agreement, (i) for ten (10) years from the opening date of the Racetrack and (ii) for ten (10) years from the opening date of each SWF that Virginia Concessions exercises an option to manage and operate the food and beverage concessions pursuant to the provisions of the Concessions Agreement.

         1.3 Management Fee. As consideration of the management services provided by Colonial Downs for the food and beverage concessions at the Racetrack and the SWFs pursuant to this Agreement and as a condition to Colonial Downs' assumption of certain liabilities provided in Section 2.2 hereof, Virginia Concessions shall pay to Colonial Downs on a monthly basis a management fee in an amount equal to one hundred percent (100%) of the net income of Virginia Concessions, after payment of all operating expenses, arising from, or related to, the Concessions Agreement; provided, however, such net income shall exclude the buyout fee provided for in Section 1.4 hereof. Virginia Concessions shall pay the management fee to Colonial Downs on or before the tenth (10th) day of each month.

         1.4 Buyout Option. Notwithstanding Section 2.2 of the Concessions Agreement, for a ninety (90) day period beginning August 1, 1998, Colonial Downs shall have the option to terminate this Agreement and the Concessions Agreement by delivering written notice to Virginia Concessions indicating the exercise of such option and paying to Virginia Concessions a buyout fee equal to six (6) times the net operating cash flow from food and beverage sales at the Racetrack and the SWFs for the most recent twelve (12) month period, or the annualized net operating cash flow if the Racetrack or any of the SWFs have been operating for less than twelve (12) months, calculated in accordance with generally accepted accounting practices, consistently applied or such lower fee as the parties mutually agree. In calculating the foregoing fee, if the Racetrack and/or any of the SWFs have been operating less than six (6) months, then the Racetrack's and/or such SWF's annualized net operating cash flow shall be reasonably discounted to reflect anomalies in increased revenues generally experienced by Colonial Downs with respect to newly opened SWFs. In the event Colonial Downs engages the services of a third party to provide food and beverage services at the Racetrack, the net operating cash flow of such third party attributable to food and beverage sales at the Racetrack shall be included in the calculation of the buyout fee provided for hereunder.

                                    SECTION 2
                       RESPONSIBILITIES OF COLONIAL DOWNS

         2.1 General Duties. Colonial Downs shall continue to have all of its current obligations under the Concessions Agreement. For example, Colonial Downs shall be responsible for providing such kitchen and dining facilities and equipment, including facilities and equipment for serving beer, wine, and liquor (collectively referred to as the "Premises"), as may be reasonably required to satisfy its responsibilities and duties under this Agreement.

         2.2 Assumption of Obligations Under Concessions Agreement. Except as specifically provided in this Agreement, Colonial Downs agrees to assume all of the costs and obligations of Virginia Concessions under the Concessions Agreement, including, without limitation, those costs and expenses set forth in Sections 5.6 and 5.8 of the Concessions Agreement; provided, however, Virginia Concessions shall pay all operating expenses from revenues generated by food and beverage sales at the Racetrack and SWFs. In the event operating expenses exceed such revenues, Colonial Downs shall be responsible for such operating deficits.

         2.3 Price and Quality Control. Colonial Downs shall have sole authority to set all prices to be charged for food and beverages and all menu items to be served at the Racetrack and the SWFs.

         2.4 Hours of Operation. Colonial Downs shall have the sole authority to set the hours of operation for the Premises in accord with the laws of the Commonwealth of Virginia.

         2.5 Insurance. With respect to the obligation of Virginia Concessions to purchase and maintain certain types and amounts of insurance set forth in Sections 5.8, 8.1, and 8.2 of the Concessions Agreement, Colonial Downs agrees to waive the requirements for such insurance to the extent it is duplicative of insurance maintained by Colonial Downs and determined to be unnecessary in Colonial Downs' sole discretion.

         2.6 Accounting. Colonial Downs shall assume all responsibility for the financial reporting and accounting of Virginia Concessions' operations under the Concessions Agreement as modified hereby, including, but not limited to, all payroll functions, the payment of taxes, and the calculation of revenues and expenses.

         2.7 Duty to Indemnify Virginia Concessions. Colonial Downs shall indemnify and save harmless Virginia Concessions and its directors, officers, employees, and agents (each an "Indemnified Party") from all demands, claims, causes of action, and judgments, and all expenses in connection therewith, resulting from any act or neglect of Colonial Downs, or its employees, agents, and contractors on or about the Racetrack and the SWFs, absent any Indemnified Party's negligence or willful misconduct. This indemnity shall continue notwithstanding the termination of this Agreement with respect to any act or occurrence preceding such termination.

                                    SECTION 3
                    RESPONSIBILITIES OF VIRGINIA CONCESSIONS

         3.1 Permits and Licenses. Virginia Concessions shall be responsible for securing, and at all times maintaining, any and all permits, licenses (including licenses to serve alcoholic beverages), and other documents which may be required for the continuous operation of food and beverage concessions at the Racetrack and the SWFs.

         3.2 Employees. Virginia Concessions shall employ and maintain a competent, experienced, and thoroughly trained staff to meet all the reasonable demands of Colonial Downs and the patrons of the Racetrack and the SWFs in accordance with good business standards (the "Staff"). Colonial Downs shall be responsible for the day-to-day supervision and management of the Staff. Virginia Concessions shall have final responsibility and authority over the conduct, demeanor, and appearance of its employees and agents, and upon objection from Colonial Downs concerning the conduct, demeanor, or appearance of any such person, shall immediately take all reasonable steps necessary to correct and/or remove the cause of objection.

         3.3 Responsibility for Negligence. Virginia Concessions shall be responsible for any costs or expenses related to the repair or replacement of any equipment required due to the negligence or willful misconduct of Virginia Concessions or its employees or agents.

         3.4 Duty to Indemnify Colonial Downs. Virginia Concessions shall indemnify and save harmless Colonial Downs and its directors, officers, employees, and agents from all demands, claims, causes of action, and judgments, and all expenses in connection therewith, resulting from any negligence or willful misconduct of Virginia Concessions, or its employees, agents, and contractors on or about the Racetrack and the SWFs. This indemnity shall continue notwithstanding the termination of this Agreement with respect to any act or occurrence preceding such termination.

                                    SECTION 4
                             DEFAULT AND TERMINATION

         4.1 Events of Default. This Agreement may be terminated prior to the expiration of the terms set forth in Section 1.2 of this Agreement upon the occurrence of any of the following events:

                  (a) by the written agreement of the parties hereto;

                  (b) by Colonial Downs, if Virginia Concessions fails to pay any amounts to Colonial Downs within five (5) days following notice from Colonial Downs that such amounts are due; provided, however, that if Virginia Concessions fails to pay amounts to Colonial Downs within five (5) days after date due more than twice during any twelve (12) month period, Colonial Downs may terminate this Agreement without further opportunity of Virginia Concessions to cure or correct such failure;

                  (c) by either party, if any license or permit previously granted to the other party which is required to permit such party to perform its obligations hereunder is revoked or suspended for any reason and such party is legally unable to perform its obligations hereunder for a period of two (2) business days or more;

                  (d) by either party, if the other party (i) files or has filed on its behalf or against it a petition under any section or chapter of the Federal Bankruptcy Act, which is not vacated within sixty (60) days, (ii) shall become insolvent or unable to pay its debts or meet its obligations, (iii) has a receiver or trustee appointed for all or any portion of its assets, which appointment is not vacated within sixty (60) days, or, (iv) makes an assignment to or for the benefit of creditors of all or any portion of its assets; and

                  (e) by either party, if the other party fails to comply with or perform any of the terms, conditions, or covenants under this Agreement to be complied with or performed by such party for more than thirty (30) days after written notice of such failure shall have been given to such party, or within such further period as the non-defaulting party reasonably approves as is required to fully comply with or perform such term, condition, or covenant.

         4.2 Notice of Termination. Written notice of any termination of this Agreement by either party shall be given to the other party in the manner set forth herein, shall be effective on and as of the date notice is given (or such later date as may be set forth therein), and shall specify the reason for such termination.

                                    SECTION 5
                                  MISCELLANEOUS

         5.1 Notices. Any notices by either party to the other shall be in writing and shall be delivered personally; sent by facsimile, acknowledgement of receipt requested; sent by overnight courier service, return receipt requested; or, deposited in U.S. certified mail, return receipt requested, and addressed as follows:

         To Colonial Downs:         Colonial Downs, L.P
                                    P. O. Box 456
                                    Providence Forge, Virginia  23140
                                    Telephone: 804-966-7223
                                    Facsimile: 804-966-2086
         with copies to:            James L. Weinberg, Esq.
                                    Hirschler, Fleischer, Weinberg,
                                      Cox & Allen
                                    The Federal Reserve Bank Building
                                    701 East Byrd Street, 15th Floor
                                    P. O. Box 500 (23218-0500)
                                    Richmond, Virginia  23219
                                    Telephone:  804-771-9527
                                    Facsimile:  804-644-0957

         To Virginia Concessions:   Virginia Concessions, L.L.C.
                                    1231 Main Avenue
                                    Cleveland, Ohio 44114
                                    Telephone: 216-861-4080
                                    Facsimile: 216-861-6315

         with copies to:            Stephen Owendoff, Esq.
                                    Hahn Loeser Parks
                                    3300 BP America Building
                                    200 Public Square
                                    Cleveland, Ohio  44114
                                    Telephone:  216-621-0150
                                    Facsimile:  216-241-2824

         Any party may at any time change the address for notices to it by delivering, as aforesaid, a notice to the other party stating the change and setting forth the changed address. The effective date of any notice shall be the date it is personally delivered, received by telefax or courier, or three (3) days after it is deposited in the U.S. mail in accordance with the provisions of this Section 5.1.

         5.2 Representations and Warranties. Each party hereto represents and warrants that it has the legal capacity and/or authority to enter into and to perform all of its obligations under this Agreement.

         5.3 Relationship Between the Parties. Nothing contained in this Agreement shall constitute or be construed to be or create a partnership or joint venture between Virginia Concessions and Colonial Downs and, except as specifically set forth herein or otherwise agreed in writing, neither shall have the power or authority to bind or obligate the other.

         5.4 Modifications. This Agreement may not be changed or modified except by another agreement in writing signed by the parties hereto.

         5.5 Headings. The section numbers and headings contained herein are for convenience of reference only and are not intended to define, limit, or describe the scope or intent of any provision of this Agreement.

         5.6 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of each party hereto, and its respective successors and assigns. This Agreement may not be assigned by any party without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld; provided, however, that, subject to the approval of the assignee by the Commission, if required, Colonial Downs may assign its rights and obligations to any affiliated entity controlling, controlled by, or under common control with Colonial Downs which is formed for the purposes of providing the concessions services contemplated herein with notice to, but not the consent of, Virginia Concessions. Furthermore, Colonial Downs may engage the services of a third party to provide food and beverage services at the Racetrack on such terms and conditions as it may negotiate without the consent of Virginia Concessions, provided that the sales of such third party are included in the calculation provided for in Section 1.4 hereof.

         5.7 Governing Law. The validity, enforceability, and interpretation of this Agreement shall be determined and governed by the laws of the Commonwealth of Virginia, without regard to conflicts of laws provisions or principles thereof.

         5.8 Stansley Racing as Party. The parties acknowledge that Stansley Racing has been made a party to this Agreement solely because (i) it holds the license from the Commission to operate the Racetrack, and (ii) it holds the operator's license for the SWFs located in Chesapeake, Richmond, Hampton, and Brunswick, Virginia and is expected to apply for SWF licenses for future SWF locations.

         5.9 Entire Agreement. This Agreement, together with the Concessions Agreement as modified hereby, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written discussions and understandings. Acceptance of, or acquiescence in, a course of performance rendered under this Agreement shall not be relevant or admissible to determine the meaning of this Agreement, even though the accepting or acquiescing party has knowledge of the nature of the performance and an opportunity to make objection. No representations, understandings or agreements have been made or relied upon in making of this Agreement other than those specifically set forth herein.

         5.10 Waivers. All rights and remedies available at law, in equity, or under the terms of this Agreement or any other agreement or instrument executed in connection herewith shall be cumulative, and waivers thereof (i) shall not be implied from the prior acts or omissions, or based solely upon the oral representations, of a party hereto, and (ii) shall not be effective or binding unless, and then only to the extent that, a party hereto signs an express written waiver of rights or remedies and causes such written waiver to be delivered to the party for whose benefit such written waiver is made.

         5.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         IN WITNESS WHEREOF, the undersigned parties have executed this Agreement on the date first written above.

                                  COLONIAL DOWNS, L.P.

                                  By:      Stansley Racing Corp.,
                                           its General Partner


                                           By: /s/ O. J. Peterson, III
                                               ------------------------------
                                               O. J. Peterson, III, President


                                  STANSLEY RACING CORP.


                                  By:      O. J. Peterson, III
                                           ------------------------------
                                           O. J. Peterson, III, President


                                  VIRGINIA CONCESSIONS, L.L.C.


                                  By:      Jeffrey P. Jacobs
                                           ------------------------------
                                           Jeffrey P. Jacobs, Manager